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                           EXHIBIT 21. SUBSIDIARIES

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NAME                                                                                           STATE OF INCORPORATION
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
MFP, Inc....................................................................................   Tennessee
SAH Acquisition Corporation.................................................................   Tennessee
SAH Acquisition Corporation II..............................................................   Tennessee
Partners-SATH, L.L.C........................................................................   Tennessee
Collector's Edge of Tennessee, Inc..........................................................   Tennessee
Broadcast, Cable and Satellite Technologies, Inc............................................   Texas
Urban Broadcasting Systems, Inc.............................................................   Texas
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